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EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation of our report dated March 20, 2003 in this Registration Statement on Form SB-2 of Concentrax, Inc.

We also consent to the references to us under the heading "Experts" in such Document.

May 12, 2003

Malone & Bailey, PLLC

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Malone & Bailey, PLLC
Houston, Texas





                           /S/ MALONE & BAILEY, PLLC
                           ---------------------------
                               MALONE & BAILEY, PLLC
                               HOUSTON, TEXAS

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